UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Ecovyst Catalyst Technologies LLC Severance Plan

On October 22, 2026, the Compensation Committee of the Board of Directors of Ecovyst Inc. (the “Company”) approved a Second Amended and Restated Ecovyst Catalyst Technologies LLC Severance Plan, effective as of October 22, 2026 (the “Severance Plan”). The Severance Plan amends and restates the Amended and Restated Ecovyst Catalyst Technologies LLC Severance Plan effective as of January 1, 2022 (the “Prior Plan”). Eligible employees of the Company and its subsidiaries, including the Company’s named executive officers, are eligible to participate in the Severance Plan.

Material amendments to the Prior Plan include the following:

•	For executive officers of the Company, “Compensation” for purposes of the Severance Plan is defined as the sum of the executive officer’s (a) base salary and (b) target annual bonus.

•

An eligible executive officer of the Company will be eligible to receive severance upon a termination of employment without “Cause” or a resignation for “Good Reason” outside of the Change in Control Protection Period in an amount equal to fifty-two (52) weeks of Compensation. For the Chief Executive Officer, this amount will be equal to one hundred four (104) weeks of Compensation.

•

If the executive officer’s employment is terminated without “Cause” or the executive officer resigns for “Good Reason” during the Change in Control Protection Period, the executive officer will be eligible to receive severance in an amount equal to the greater of (i) the severance described in the immediately preceding bullet and (ii) eighteen (18) months of Compensation. For the Chief Executive Officer, clause (ii) is thirty (30) months of Compensation. The “Change in Control Protection Period” is the period that begins six (6) months prior to and ends twenty-four (24) months following a “Change in Control.” Severance will be paid in a lump sum.

If an executive officer is party to an agreement that provides for severance benefits, the executive officer will receive the benefits under his or her individual agreement or those provided under the Severance Plan, whichever provides him or her with the greater amount of benefits.

For purposes of this description, the terms “Cause,” “Change in Control,” and “Good Reason,” have the meanings assigned to them in the Severance Plan.

The foregoing summary is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Severance Plan of Ecovyst Catalyst Technologies LLC, adopted October 22, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2026	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary